Exhibit 99.1

First National Corporation Announces Increase in First Quarter Net Income

STRASBURG, Va., April 18, 2018 --- First National Corporation (the “Company” or “First National”) (OTC: FXNC) today reported net income of $2.7 million and earnings per share of $0.54 for the first quarter ended March 31, 2018. This was a $1.1 million, or 74%, increase when compared to net income of $1.5 million and earnings per share of $0.31 for the first quarter of 2017. The increase in net income resulted primarily from increases in net interest income and noninterest income.

Select highlights for the first quarter of 2018:

•	Return on average equity of 18.47%

•	Return on average assets of 1.45%

•	Efficiency ratio improved to 62.39%

•	Net interest income increased $555 thousand, or 9%

•	Net loans increased $23.3 million, or 5%, compared to one year ago

•	Total deposits increased $38.1 million, or 6%, compared to one year ago

•	Nonperforming assets to total assets decreased to 0.09%

“We had a good start to the year with outstanding financial performance in the first quarter,” said Scott Harvard, president and chief executive officer of First National. Harvard added, “Despite the lack of loan growth in the quarter, we were pleased with the profitability metrics. Net interest income increased 9% and was positively impacted by higher market rates. Revenue from wealth management benefited from a strong market, which translated into higher balances of assets under management. We were also pleased with the ability to control non-interest expenses to an increase of only 2% compared to the same period one year ago. The Bank plans to maintain its credit underwriting standards in spite of softening loan demand and will continue to focus on the efficiency ratio as a driver of value."

BALANCE SHEET

Total assets of First National increased $40.6 million to $767.9 million at March 31, 2018, compared to one year ago. Loans, net of the allowance for loan losses, increased $23.3 million, or 5%, and securities and interest-bearing deposits in banks increased $19.5 million, or 11%, when comparing the periods.

Total deposits increased $38.1 million, or 6%, to $692.8 million, compared to $654.8 million at March 31, 2017. When comparing the composition of the deposit portfolio at March 31, 2018 to one year ago, noninterest-bearing demand deposits increased $15.5 million, remaining at 27% of total deposits, savings and interest-bearing demand deposits increased $24.4 million, from 54% to 55% of total deposits, while time deposits decreased $1.8 million, from 19% to 18% of total deposits.

Shareholders’ equity increased $5.7 million to $59.7 million at March 31, 2018 compared to $54.0 million one year ago, primarily from an increase in retained earnings. Tangible common equity totaled $58.9 million at the end of the first quarter, compared to $52.6 million at March 31, 2017. The Company’s wholly-owned banking subsidiary, First Bank, was considered well-capitalized based on regulatory requirements at the end of the first quarter.

ANALYSIS OF THE THREE MONTH PERIOD

Net interest income increased $555 thousand, or 9%, to $6.5 million for the quarter ended March 31, 2018, compared to $6.0 million for the first quarter of 2017. The increase resulted from a higher net interest margin and higher average earning asset balances. Average earning asset balances increased 6%, and the net interest margin increased 9 basis points to 3.79% for the quarter ended March 31, 2018, compared to 3.70% for the same period in 2017. The increase in the net interest margin resulted from a 20 basis point increase in the yield on total earning assets, which was partially offset by an 11 basis point increase in interest expense as a percent of average earning assets.

The higher yield on earning assets was attributable to an increase in yields on loans, securities, and interest-bearing deposits in banks. Yields increased on loans, securities, and interest-bearing deposits in banks by 24 basis points, 10 basis points, and 60 basis points, respectively.

The increase in interest expense as a percent of average earning assets was primarily attributable to higher interest rates paid on interest-bearing deposits, with the largest impact coming from a 49 basis point increase in the cost of money market accounts, when comparing the periods.

Noninterest income totaled $2.6 million, compared to $1.9 million for the same period of 2017. This was primarily a result of a $466 thousand increase in income from bank owned life insurance, a $152 thousand increase in other operating income, and a $60 thousand increase in wealth management revenue. The increase in income from bank owned life insurance was attributable to a $469 thousand life insurance benefit recorded during the first quarter of 2018. The increase in other operating income was primarily attributable to the termination of the pension plan and the subsequent distribution of plan assets, which increased other operating income by $126 thousand.

Noninterest expense increased $115 thousand, or 2%, to $5.9 million for the first quarter, compared to the same period one year ago. This was attributable to a $141 thousand, or 4%, increase in salaries and employee benefits, a $33 thousand increase in occupancy expense, a $41 thousand increase in ATM and check card fees, and a $40 thousand increase in other operating expenses. The increases in salaries and employee benefits and occupancy expense resulted primarily from the expansion of the Company's banking subsidiary, First Bank, into the Richmond, Virginia market during the fourth quarter of 2017. The increases in expenses were partially offset by a $27 thousand decrease in marketing expense, a $74 thousand decrease in telecommunications expense, and a $38 thousand decrease in amortization expense. The decrease in telecommunications expense resulted primarily from a refund of over-billed services in prior periods.

Income before taxes for the first quarter of 2018 increased by $1.0 million, or 47%, to $3.2 million, compared to the same period one year ago. Although income before taxes increased, income tax expense decreased by $112 thousand, or 18%, as a result of the new 21% federal corporate income tax rate established by the Tax Cuts and Jobs Act enacted in December 2017.

ASSET QUALITY/LOAN LOSS PROVISION

The provision for loan losses totaled $100 thousand for the quarter ended March 31, 2018. Net charge-offs totaled $154 thousand for the first quarter of 2018. Nonperforming assets totaled $682 thousand, or 0.09% of total assets at March 31, 2018, which was an improvement compared to $1.8 million, or 0.25% of total assets, one year ago. The allowance for loan losses totaled $5.3 million at March 31, 2018 and $5.5 million at March 31, 2017, representing 1.01% and 1.10% of total loans, respectively.

FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and other filings with the Securities and Exchange Commission.

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (OTC: FXNC) is the parent company and bank holding company of First Bank, a community bank that first opened for business in 1907 in Strasburg, Virginia. The Bank offers loan and deposit products and services through its website, www.fbvirginia.com, its mobile banking platform, a network of ATMs located throughout its market area, a loan production office, a customer service center in a retirement community, and 15 bank branch office locations located throughout the Shenandoah Valley and central regions of Virginia. In addition to providing traditional banking services, the Bank operates a wealth management division under the name First Bank Wealth Management. First Bank also owns First Bank Financial Services, Inc., which invests in entities that provide investment services and title insurance.

CONTACTS

Scott C. Harvard                                M. Shane Bell
President and CEO                                Executive Vice President and CFO
(540) 465-9121                                    (540) 465-9121
sharvard@fbvirginia.com                            sbell@fbvirginia.com

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Income Statement
Interest income
Interest and fees on loans	$6,305	$6,365	$6,138	$5,933	$5,646
Interest on deposits in banks	160	96	92	86	61
Interest on securities
Taxable interest	680	636	637	634	662
Tax-exempt interest	145	147	148	145	143
Dividends on restricted securities	22	21	21	21	20
Total interest income	$7,312	$7,265	$7,036	$6,819	$6,532
Interest expense
Interest on deposits	$590	$489	$446	$405	$383
Interest on subordinated debt	89	91	91	89	89
Interest on junior subordinated debt	86	80	79	76	68
Total interest expense	$765	$660	$616	$570	$540
Net interest income	$6,547	$6,605	$6,420	$6,249	$5,992
Provision for loan losses	100	100	—	—	—
Net interest income after provision for loan losses	$6,447	$6,505	$6,420	$6,249	$5,992
Noninterest income
Service charges on deposit accounts	$762	$778	$760	$735	$755
ATM and check card fees	519	596	516	527	501
Wealth management fees	407	386	359	355	347
Fees for other customer services	153	162	131	137	140
Income from bank owned life insurance	559	408	117	102	93
Net gains (losses) on sales of securities	—	(114)	11	13	—
Net gains on sale of loans	9	51	54	34	33
Other operating income	224	89	69	75	72
Total noninterest income	$2,633	$2,356	$2,017	$1,978	$1,941
Noninterest expense
Salaries and employee benefits	$3,383	$3,338	$3,221	$3,122	$3,242
Occupancy	400	388	379	348	367
Equipment	423	428	400	400	408
Marketing	109	166	138	136	136
Supplies	80	88	81	105	91
Legal and professional fees	191	228	216	245	197
ATM and check card fees	203	209	205	229	162
FDIC assessment	82	76	84	77	79
Bank franchise tax	115	111	111	110	104
Telecommunications expense	36	103	95	108	110
Data processing expense	162	165	153	152	150
Postage expense	61	14	62	74	61
Amortization expense	131	141	151	160	169
Other real estate owned expense (income), net	(23)	(192)	—	4	2
Net loss on disposal of premises and equipment	—	252	—	—	—
Other operating expense	513	506	511	435	473
Total noninterest expense	$5,866	$6,021	$5,807	$5,705	$5,751
Income before income taxes	$3,214	$2,840	$2,630	$2,522	$2,182
Income tax expense	527	1,523	798	766	639
Net income	$2,687	$1,317	$1,832	$1,756	$1,543

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Common Share and Per Common Share Data
Net income, basic	$0.54	$0.27	$0.37	$0.36	$0.31
Weighted average shares, basic	4,949,112	4,945,175	4,943,301	4,940,904	4,935,421
Net income, diluted	$0.54	$0.27	$0.37	$0.36	$0.31
Weighted average shares, diluted	4,952,373	4,948,981	4,946,128	4,942,726	4,937,625
Shares outstanding at period end	4,952,575	4,945,702	4,945,056	4,941,604	4,940,766
Tangible book value at period end	$11.89	$11.57	$11.42	$11.08	$10.64
Cash dividends	$0.05	$0.035	$0.035	$0.035	$0.035

Key Performance Ratios
Return on average assets	1.45%	0.71%	1.00%	0.96%	0.88%
Return on average equity	18.47%	9.01%	12.78%	12.79%	11.78%
Net interest margin	3.79%	3.86%	3.79%	3.73%	3.70%
Efficiency ratio (1)	62.39%	63.48%	66.38%	66.71%	69.52%

Average Balances
Average assets	$751,164	$736,745	$729,651	$730,838	$714,714
Average earning assets	704,947	689,338	681,800	682,132	667,184
Average shareholders’ equity	58,979	57,973	56,857	55,068	53,132

Asset Quality
Loan charge-offs	$206	$223	$243	$161	$106
Loan recoveries	52	148	100	154	236
Net charge-offs (recoveries)	154	75	143	7	(130)
Non-accrual loans	682	937	2,121	1,913	1,596
Other real estate owned, net	—	326	250	250	250
Nonperforming assets	682	1,263	2,371	2,163	1,846
Loans 30 to 89 days past due, accruing	2,602	4,223	1,960	1,368	2,606
Loans over 90 days past due, accruing	773	183	89	151	119
Troubled debt restructurings, accruing	278	282	287	291	296
Special mention loans	5,365	5,225	9,677	10,378	12,896
Substandard loans, accruing	9,003	8,863	9,218	9,295	7,877

Capital Ratios (2)
Total capital	$69,435	$67,624	$71,318	$69,325	$67,264
Tier 1 capital	64,163	62,298	66,017	63,881	61,813
Common equity tier 1 capital	64,163	62,298	66,017	63,881	61,813
Total capital to risk-weighted assets	13.52%	13.12%	13.91%	13.82%	13.53%
Tier 1 capital to risk-weighted assets	12.50%	12.09%	12.87%	12.73%	12.43%
Common equity tier 1 capital to risk-weighted assets	12.50%	12.09%	12.87%	12.73%	12.43%
Leverage ratio	8.55%	8.46%	9.06%	8.76%	8.66%

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Balance Sheet
Cash and due from banks	$11,185	$11,358	$9,162	$9,801	$10,593
Interest-bearing deposits in banks	58,092	28,628	24,480	40,937	35,246
Securities available for sale, at fair value	93,699	89,255	93,102	89,741	91,907
Securities held to maturity, at carrying value	46,791	48,208	49,376	50,824	51,999
Restricted securities, at cost	1,590	1,570	1,570	1,570	1,570
Loans held for sale	68	438	660	999	—
Loans, net of allowance for loan losses	515,664	516,875	509,406	498,389	492,319
Other real estate owned, net of valuation allowance	—	326	250	250	250
Premises and equipment, net	19,833	19,891	20,510	20,501	20,709
Accrued interest receivable	1,869	1,916	1,886	1,728	1,753
Bank owned life insurance	13,711	13,967	14,232	14,115	14,013
Core deposit intangibles, net	799	930	1,071	1,222	1,382
Other assets	4,553	5,748	5,798	5,580	5,555
Total assets	$767,854	$739,110	$731,503	$735,657	$727,296

Noninterest-bearing demand deposits	$189,460	$180,912	$179,351	$176,780	$173,963
Savings and interest-bearing demand deposits	378,330	361,417	350,879	362,128	353,958
Time deposits	125,035	122,651	126,032	122,920	126,848
Total deposits	$692,825	$664,980	$656,262	$661,828	$654,769
Subordinated debt	4,952	4,948	4,943	4,939	4,934
Junior subordinated debt	9,279	9,279	9,279	9,279	9,279
Accrued interest payable and other liabilities	1,105	1,749	3,485	3,644	4,336
Total liabilities	$708,161	$680,956	$673,969	$679,690	$673,318

Preferred stock	$—	$—	$—	$—	$—
Common stock	6,191	6,182	6,181	6,177	6,176
Surplus	7,312	7,260	7,238	7,177	7,155
Retained earnings	48,109	45,670	44,368	42,709	41,126
Accumulated other comprehensive loss, net	(1,919)	(958)	(253)	(96)	(479)
Total shareholders’ equity	$59,693	$58,154	$57,534	$55,967	$53,978
Total liabilities and shareholders’ equity	$767,854	$739,110	$731,503	$735,657	$727,296

Loan Data
Mortgage loans on real estate:
Construction and land development	$33,941	$35,927	$37,182	$36,783	$36,024
Secured by farm land	848	646	657	666	676
Secured by 1-4 family residential	208,338	208,177	203,896	205,114	205,623
Other real estate loans	221,504	221,610	221,497	215,076	215,915
Loans to farmers (except those secured by real estate)	403	822	525	511	461
Commercial and industrial loans (except those secured by real estate)	38,850	37,941	33,922	30,690	28,731
Consumer installment loans	12,140	12,101	12,047	9,938	5,279
Deposit overdrafts	222	232	196	245	199
All other loans	4,690	4,745	4,785	4,810	4,862
Total loans	$520,936	$522,201	$514,707	$503,833	$497,770
Allowance for loan losses	(5,272)	(5,326)	(5,301)	(5,444)	(5,451)
Loans, net	$515,664	$516,875	$509,406	$498,389	$492,319

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$6,305	$6,365	$6,138	$5,933	$5,646
Interest income – investments and other	1,007	900	898	886	886
Interest expense – deposits	(590)	(489)	(446)	(405)	(383)
Interest expense – subordinated debt	(89)	(91)	(91)	(89)	(89)
Interest expense – junior subordinated debt	(86)	(80)	(79)	(76)	(68)
Total net interest income	$6,547	$6,605	$6,420	$6,249	$5,992
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$10	$17	$18	$18	$19
Tax benefit realized on non-taxable interest income – municipal securities	39	76	76	74	74
Total tax benefit realized on non-taxable interest income	$49	$93	$94	$92	$93
Total tax-equivalent net interest income	$6,596	$6,698	$6,514	$6,341	$6,085

(1) The efficiency ratio is computed by dividing noninterest expense excluding other real estate owned income/expense, amortization of intangibles, and gains and losses on disposal of premises and equipment by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains and losses on sales of securities. Tax-equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 21% for 2018 and 34% for 2017. See the tables above for tax-equivalent net interest income and reconciliations of net interest income to tax-equivalent net interest income. The efficiency ratio is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Such information is not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and should not be construed as such. Management believes, however, such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.

(2) All capital ratios reported are for First Bank.